Exhibit 99.1

VerifyMe Reports Positive Net Income in Fourth Quarter 2022 Financial Results

•	Quarterly revenue of $9.7 million in Q4 2022, compared to $0.3 million in Q4 2021
•	Net income of $0.1 million in Q4 2022, compared to Net loss of $1.0 million in Q4 2021
•	Adjusted EBITDA(1) of $0.7 million in Q4 2022, compared to ($0.8) million in Q4 2021
•	Cash of $3.4 million as of December 31, 2022
•	Reported effective internal controls over financial reporting

Lake Mary, FL – March 28, 2023 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiaries PeriShip Global LLC (“PeriShip Global”) and Trust Codes Global Limited (“Trust Codes Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain monitoring, authentication, and data-rich consumer engagement services, announced today the Company’s financial results for its fourth quarter ended December 31, 2022 (“Q4 2022”), which includes the results of PeriShip Global acquired by the Company in April 2022 and are in line with our preliminary unaudited results published on February 21, 2023 .

Key Financial Highlights for Q4 2022:

•	Quarterly consolidated revenue of $9.7 million for the three months ended December 31, 2022, an increase of 3,705% compared to $0.3 million for the three months ended December 31, 2021, primarily attributable to the acquisition of the PeriShip Global business in April 2022
•	Gross profit of $2.8 million or 29% for the three months ended December 31, 2022, compared to $0.2 million or 67% for the three months ended December 31, 2021
•	Net income of $0.1 million or $0.01 per diluted share for the three months ended December 31, 2022, compared to a net loss of $1.0 million or ($0.14) per diluted share for the three months ended December 31, 2021
•	Adjusted EBITDA(1) of $0.7 million in Q4 2022, compared to ($0.8) million in Q4 2021
•	Cash of $3.4 million as of December 31, 2022
•	Management concluded our internal controls over financial reporting were effective as of December 31, 2022, after reporting a material weakness in 2020 and 2021

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Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net income (loss), is included as a schedule to this release.

Scott Greenberg, VerifyMe’s Interim CEO and Executive Chairman stated, “I am excited to share that for the first time we reported positive operating income during the fourth quarter as a result of our acquisition of the PeriShip Global business. The fourth quarter was the strongest quarter for revenue and gross profit in our history. The additional revenue from PeriShip Global did result in a decline in our gross margin percentage for the quarter. With the addition of Trust Codes Global we look to continue to grow and expand our global operations.”

Recent Business Highlights

•	Purchased the assets of Trust Codes Limited, a cloud-based brand protection entity, based in New Zealand
•	We entered into a mutual sales referral agreement with The Agrarian Group to help advance food safety and customer loyalty as well as increase revenue for both companies
•	We entered into a five-year extension and expansion of our agreement with ink taggant partner HP Indigo Ltd.

Financial Results for the Three Months Ended December 31, 2022:

Revenue for the three months ended December 31, 2022, was $9.7 million, a 3,705% increase as compared to $0.3 million for the three months ended December 31, 2021. The increase in revenue was primarily attributable to the acquisition of the PeriShip Global business in April 2022, which accounted for 92% of the revenue for the quarter.

Gross profit for the three months ended December 31, 2022, was $2.8 million, compared to $0.2 million for the three months ended December 31, 2021. The resulting gross margin percentage was 29% for the three months ended December 31, 2022, compared to 67% for the three months ended December 31, 2021, principally due to the lower margins of PeriShip Global. Our PeriShip Global Solutions segment product mix between our proactive and premium revenue streams resulted in lower margins in the fourth quarter.

Operating income for the three months ended December 31, 2022, was $0.1 million, an increase of $1.3 million compared to an operating loss of $1.2 million for the three months ended December 31, 2021. The increase is primarily related to the increased gross profit attributable to the acquisition of PeriShip Global, partially offset by the additional operating expenses from the acquisition of PeriShip Global.

Our net income for the three months ended December 31, 2022, was $0.1 million, compared to net loss of $1.0 million for the three months ended December 31, 2021. The resulting earnings per share for the three months ended December 31, 2022, was $0.01 per diluted share, compared to a loss per diluted share of ($0.14) for the three months ended December 31, 2021.

Adjusted EBITDA for the three months ended December 31, 2022, was $0.7 million, an improvement of $1.5 million, compared to a loss of $0.8 million for the three months ended December 31, 2021. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net income (loss), is included as a schedule to this release.

At December 31, 2022, VerifyMe had a $3.4 million cash balance and $4.0 million in working capital.

At December 31, 2022, VerifyMe had 9,341,002 shares issued and 8,951,035 shares outstanding.

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Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. ET on Tuesday March 28, 2023. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=8oUmHohp or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10176573/f88c16333a.

The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its subsidiaries, PeriShip Global and Trust Codes Global, is a software driven logistics provider of high-touch, end-to-end logistics management. We provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events. In addition, VerifyMe and Trust Codes Global provide brand protection and consumer engagement solutions allowing brand owners to gather business intelligence. To learn more, visit https://www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, recurring revenue, commercialization efforts, our sales pipeline and opportunities, and the acquisition of the business and assets of PeriShip, LLC and Trust Codes Global Limited. The words "believe," "may," "anticipate," "intend," "should," "plan," "could," “continue,” "potential," “to be,” "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, the successful integration of our acquisitions (including the assets of PeriShip Global and Trust Codes Global), our reliance on one key strategic partner for shipping services in our PeriShip Global Solutions segment, competition including by our key strategic partner, seasonal trends in our business, sever climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to manage our growth effectively, the small number of customers that account for our revenue, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, risks related to deriving revenue from some clients in the cannabis industry, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before income tax expense (benefit), interest expense, gain on extinguishment of debt, payroll protection program debt forgiveness and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, loss (gain) on equity investments, unrealized gain on equity investment and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

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A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net income (loss), calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	As of
	December 31, 2022	December 31, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents, including restricted cash	$3,411	$9,422
Accounts receivable, net of allowance for credit loss reserve, $37 and $0 as of December 31, 2022 and December 31, 2021, respectively	4,448	297
Unbilled revenue	1,185	-
Prepaid expenses and other current assets	333	240
Inventory	81	52
TOTAL CURRENT ASSETS	9,458	10,011

INVESTMENTS
Equity Investment	$-	$10,964

PROPERTY AND EQUIPMENT, NET	292	204

RIGHT OF USE ASSET	469	-

INTANGIBLE ASSETS, NET	6,412	509

GOODWILL	3,988	-

DEFERRED IMPLEMENTATION COSTS	133	-

TOTAL ASSETS	$20,752	$21,688

LIABILITIES AND STOCKHOLDERS' EQUITY	-	-

CURRENT LIABILITIES
Current portion of debt	$500	$-
Accounts payable	3,912	341
Other accrued expense	902	109
Lease liability- current	115	-
TOTAL CURRENT LIABILITIES	5,429	450

LONG-TERM LIABILITIES
Long-term lease liability	$359	$-
Long-term derivative liability	3	71
Term note	1,375	-
TOTAL LIABILITIES	$7,166	$521

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of December 31, 2022; 0 shares issued and outstanding as of December 31, 2021	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	-	-

Common stock, $0.001 par value; 675,000,000 authorized; 9,341,002 and 7,420,633 issued, 8,951,035 and 7,196,677 shares outstanding as of December 31, 2022 and December 31, 2021, respectively	10	7

Additional paid in capital	92,987	86,059

Treasury stock as cost; 389,967 and 223,956 shares at December 31, 2022 and December 31, 2021, respectively	(949)	(838)

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Accumulated deficit	(78,459)	(64,061)

Accumulated other comprehensive loss	(3)	-

STOCKHOLDERS' EQUITY	13,586	21,167

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,752	$21,688

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VerifyMe, Inc.

Consolidated

Statements of Operations

(In thousands, except share data)

	Three Months Ended		Years Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

NET REVENUE	$9,703	$255	$19,576	$867

COST OF REVENUE	6,878	85	13,088	268

GROSS PROFIT	2,825	170	6,488	599

OPERATING EXPENSES
General and administrative (a)	2,215	986	8,428	4,216
Research and development	16	26	89	51
Sales and marketing (a)	494	320	1,718	1,163
Total operating expenses	2,725	1,332	10,235	5,430

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	100	(1,162)	(3,747)	(4,831)

OTHER INCOME (EXPENSE)
Interest income (expense) , net	(34)	1	(88)	2
Gain (Loss) on equity investment	27	-	(10,932)	-
Unrealized gain on equity investments	12	157	12	8,371
Other income, net	3	-	31	-
Gain on extinguishment of debt	-	-	326	-
Payroll Protection Program debt forgiveness	-	-	-	70
TOTAL OTHER INCOME (EXPENSE), NET	8	158	(10,651)	8,443

NET INCOME (LOSS)	$108	$(1,004)	$(14,398)	$3,612

EARNINGS (LOSS) PER SHARE
BASIC	$0.01	$(0.14)	$(1.70)	$0.51
DILUTED	$0.01	$(0.14)	$(1.70)	$0.49

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	9,158,580	7,211,913	8,466,075	7,110,907
DILUTED	9,540,600	7,211,913	8,466,075	7,383,364

(a)	Includes share-based compensation of $373 thousand and $1,468 thousand for the three and twelve months ended December 31, 2022, respectively, and $337 thousand and $1,716 thousand for the three and twelve months ended December 31, 2021, respectively

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VerifyMe, Inc.

Consolidated

EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,

	2022	2021	2022	2021

Net income (loss)	$108	$(1,004)	$(14,398)	$3,612
Interest expense (income), net	34	(1)	88	(2)
Gain on extinguishment of debt	-	-	(326)	-
Payroll protection program debt forgiveness	-	-	-	(70)
Amortization and depreciation	266	33	770	117

Total EBITDA (Non-GAAP)	408	(972)	(13,866)	3,657

Adjustments:

Stock based compensation	22	107	145	151
Fair value of options issued in exchange for services	-	-	-	85
Fair value of restricted stock and restricted stock units issued in exchange for services	351	230	1,323	1,480
Loss (gain) on equity investments	(27)	-	10,932	-
Unrealized gain on equity investment	(12)	(157)	(12)	(8,371)
One-time professional expenses for acquisitions	-	-	661	-

Total Adjusted EBITDA (Non-GAAP)	$742	$(792)	$(817)	$(2,998)

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